Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 29, 2022, with respect to the financial statements of Legal & General Long Duration U.S. Credit Fund, Legal & General U.S. Credit Fund, Legal & General Retirement Income 2040 Fund, Legal & General Cash Flow Matched Bond Fund, and Legal & General Global Developed Equity Index Fund (referred to as the LGIM America Long Duration U.S. Credit Fund, LGIM America U.S. Credit Fund, LGIM America Retirement Income Fund 2040, LGIM America Cash Flow Matched Bond Fund, and LGIM America Global Developed Equity Index Fund, respectively), as of October 31, 2022, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 28, 2023

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 29, 2022, with respect to the financial statements of Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund, Barrow Hanley Credit Opportunities Fund, Barrow Hanley Emerging Markets Value Fund, Barrow Hanley Floating Rate Fund, Barrow Hanley International Value Fund, Barrow Hanley Total Return Bond Fund, and Barrow Hanley US Value Opportunities Fund, as of October 31, 2022, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 28, 2023